EXHIBIT 23.2


                                   CONSENT OF
                              INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report, dated August 20, 1998, on our audits of the consolidated financial statements of ValueStar Corporation as of June 30, 1998, and for each of the two years ended June 30, 1998, which report is included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1998. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                                  /s/ Moss Adams LLP
Santa Rosa, California
October 26, 1998